SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

Date of Report: (Date of earliest event reported):
     March 31, 2003 (December 31, 2002)


                              I-Sector Corporation
             (Exact name of registrant as specified in its charter)



Delaware                 0-21479
(State of Incorporation) (Commission File Number)

76-0515249
(IRS Employer Identification No.)




                             6401 Southwest Freeway
                              Houston, Texas 77074
              (Address of Registrant's principal executive offices)

                                 (713) 795-2000
              (Registrant's telephone number, including area code)




                                (Not Applicable)
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

The following announcement of earnings for the year ended December 31, 2002 was released on March 31, 2003:

I-Sector Reports 4th Quarter and Year Results

HOUSTON,  March 31, 2003 /PRNewswire/ -- I-Sector  Corporation  (Nasdaq:  ISEC -
NEWS), today announced financial results for its fourth quarter ended December 31, 2002 and provided an update on its outlook for the future.

FINANCIAL  RESULTS
Fourth quarter results were in line with what the company announced in its statement of February 14, 2003, in which revenue was expected to be between $10.8 million and $11 million and a net loss in the range of $600,000 to $675,000 were forecast.

For the company's fourth quarter ended December 31, 2002:

  o Revenue from continuing operations increased 48% to $10.9 million compared to $7.4 million for the corresponding prior year period.
  o The net loss from continuing operations was $849,000 compared to a net loss of $451,000 for the corresponding prior year period.
  o Net loss for the quarter, including the impact of discontinued operations, was $604,000 compared to a net loss of $476,000 for the corresponding prior year period.
  o Earnings per share was a net loss of $0.17 for the quarter compared to a net loss per share of $0.12 for the corresponding prior year period.

For the twelve months ended December 31, 2002:

  o Revenue from continuing operations increased 78% to $42.0 million compared to $23.6 million for the corresponding prior year period.
  o Operating loss provides a comparison of prior period performance without the influence of significant changes in interest income and income taxes. Operating loss from continuing operations was $2.4 million compared to $4.3 million in the corresponding prior year period.
  o Including the impact related to discontinued operations and a tax benefit of $1.6 million in the current period compared to a tax benefit of $87,000 in the corresponding prior period, the company's net loss was $384,000 compared to a net loss of $3.7 million for the corresponding prior year period.
  o Earnings per share was a net loss of $0.10 compared to a net loss per share of $0.95 for the corresponding prior year period.

Commenting on the results for the quarter, James H. Long, President and CEO of the company stated, "As we announced on February 14, 2003, our Stratasoft, Inc. subsidiary results were below our previous expectations, our Internetwork Experts, Inc. subsidiary exceeded our previous expectations and our Valerent, Inc. subsidiary performed in-line with our previous expectations." OUTLOOK The following statements are made by the company and are based upon current expectations. These statements are forward-looking, and actual results may differ materially. The weakness in general economic conditions and the slowdown in corporate information technology spending experienced during the past two years has made firm forecasting of future financial performance more difficult than would otherwise be possible and the visibility for many public companies is somewhat limited at this time as compared to the past. o Our strategy is to produce rapid growth of our subsidiary companies, both through internally generated growth and possibly through selective acquisitions of complementary companies.


  o We expect revenue for our first quarter ending March 31, 2003 of approximately $9.3 million to $9.6 million. Revenue for the first quarter is expected to be somewhat negatively impacted by softness related to what we believe is unwillingness of organizations to proceed with capital expenditures during the period leading up to the Iraq conflict.
  o We expect the net loss for the first quarter ending March 31, 2003 to be approximately $900,000 to $1.1 million. The first quarter is expected to be negatively impacted by softness in revenue as mentioned above together with costs related to an anticipated acquisition by Internetwork Experts, costs of starting up an India subsidiary operation by our Stratasoft subsidiary, and ongoing costs related to expanding our Valerent subsidiary.
  o We expect the per share net loss for the first quarter ending March 31, 2003 to be approximately $0.26 to $0.28 per share.
  o Providing an outlook for any period further out than the near-term quarter is more challenging and subject to a lesser degree of accuracy than our near-term outlook. Based upon our current view of market conditions, our expected sales and marketing efforts, our expected expense structure, and including the expected net impact related to an anticipated acquisition that our Internetwork Experts subsidiary expects to close early in the second quarter, our current expectations for our second quarter ending June 30, 2003 are for revenue of approximately $13 million to $16 million with a net loss of approximately $500,000 to $300,000. Looking further out, we currently expect revenue for our third quarter ending September 30, 2003, to be roughly in the range of approximately $14 million to $17 million, with a net loss in the range of approximately $50,000 to $200,000. For the fourth quarter and beyond we generally expect revenue to continue to increase sequentially and our operating profitability to continue to improve. Our expected revenue improvements are based upon our previous and ongoing expenditures in the area of sales and marketing as well as an expected improvement in general market conditions over the next several quarters, together with the anticipated net impact of the contemplated Internetwork Experts acquisition.

  o The forecasts set forth above are for the current organization and the anticipated Internetwork Experts acquisition previously mentioned, and do not include the effect of any other future acquisitions. In addition to internally generated growth, we anticipate possibly making other selective acquisitions during the next twelve months that we expect will, if consummated, add additional revenue. There is no guarantee that any other suitable acquisitions will be identified or that any other transactions will be consummated.

Regarding the company's outlook for the future, James H. Long, President and CEO of the company stated, "While the anticipation of and start of the Iraq conflict seems to have generally depressed activity during the first quarter, we expect activity to pick up in the coming quarters. While many customers seem to have put some capital expenditure projects on temporary hold during the first quarter, the majority of these projects appear to be slated for implementation in the coming quarters. We anticipate that our Internetwork Experts subsidiary will close a small acquisition early in the second quarter of 2003, and that this acquisition will be accretive to earnings and will result in increased revenue for Internetwork Experts. Our Stratasoft subsidiary has been working over the past several months to establish a Stratasoft India subsidiary that will be charged with expanding Stratasoft's presence in India, the leading country for call center expansion, and a country in which Stratasoft has already had considerable success. Our Valerent, Inc. subsidiary is well on its way to executing its recently announced new business strategy and we are seeing substantial interest in Valerent's new offerings."

SAFE HARBOR STATEMENT
The statements contained in this document that are not statements of historical fact, including particularly the statements made in the Outlook section, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors including: o Market and economic conditions

  o  Risks associated with entry into new markets
  o  The ability to attract and retain key management, sales and technical staff
  o Unforeseen costs and results related to acquiring and integrating new businesses
  o  Catastrophic events
  o Uncertainties related to rapid changes in the information technology industry
  o Other risks and uncertainties set forth from time to time in I- Sector's public statements and its most recent annual report on Form 10K and other public reports and filings

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

ABOUT I-SECTOR CORPORATION
I-Sector Corporation, headquartered in Houston, Texas, owns, operates or invests in companies that are primarily engaged in the area of information technology. Additional information about I-Sector is available on the Internet at WWW.I-SECTOR.COM.

For additional information contact:
James H. Long
President and Chief Executive Officer
(713) 795-2301

I-SECTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2001 AND 2002
 (In thousands, except share and par value amounts)

ASSETS                                                2001            2002
                                                      ----            ----

 Current Assets:
     Cash and cash equivalents                     $     3,434     $     3,491
     Accounts receivable, net                            4,302           6,525
     Accounts receivable - affiliates                      250              99
     Accounts receivable - other                            21              57
     Notes receivable                                      169             898
     Inventory                                             587             781
     Cost and estimated earnings
          in excess of billings                          1,695             709
     Income taxes receivable                               151             488
     Other current assets                                  302             356
                                                   -----------     -----------
         Total current assets                           10,911          13,404
 Property and equipment, net                             1,226           1,115
 Intangible assets                                       1,356           1,162
 Other assets                                               55              70
                                                   -----------     -----------
         Total Assets                             $     13,548    $     15,751
                                                   ===========     ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
     Current portion of long term debt             $       213     $       157
     Accounts payable                                    1,772           4,844
     Billings in excess of cost and
          estimated earnings                                72              75
     Accrued expenses                                    2,091           1,803
     Net liabilities related to
          discontinued operations                          654             904
     Deferred service revenue                              126              81
                                                   -----------     -----------
         Total current liabilities                       4,928           7,864
 Long term debt                                            410             247
 Deferred credit - stock warrants                          195

 Commitments and Contingencies (See Note 10)

Stockholders' Equity:
     Preferred stock, $.01 par value,
          5,000,000 shares authorized,
          no shares issued
     Common stock, $.01 par value,
          15,000,000 shares authorized,
          4,441,325 issued at December 31,
          2001 and 2002, respectively                       44              44
     Additional paid in capital                         10,184          10,379
     Treasury stock, at cost, 591,800 and
          811,800 shares at December 31,
          2001 and 2002, respectively                   (1,187)         (1,373)
     Retained earnings                                  (1,026)         (1,410)
                                                   -----------     -----------
         Total stockholders' equity                      8,015           7,640
                                                   -----------     -----------
                                                  $     13,548    $     15,751
                                                   ===========     ===========
See notes to consolidated financial statements.

I-SECTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002 (In thousands, except share and per share amounts)

                                                   Years ended December 31,
                                              ---------------------------------
                                                 2000       2001        2002

Total revenue                                 $  17,087  $  23,620  $   42,021

Cost of goods and services                       12,968     17,325      33,752
                                               --------   --------   ---------

          Gross profit                            4,119      6,295       8,269

Selling, general and administrative expenses      9,479     10,573      10,625
                                               --------   --------   ---------

Operating loss                                    5,360      4,278       2,356

Interest and other income, net                      239        316         115
                                               --------   --------   ---------

Loss from continuing operations before
     benefit for income taxes                     5,121      3,962       2,241

Benefit for income taxes                          1,493         87       1,595
                                               --------   --------   ---------

Net loss from continuing operations               3,628      3,875         646

Discontinued operations:
     Net income (loss) from discontinued
     operations, net of taxes                       195       (167)
     Gain on disposal, net of taxes               3,390        337         262
                                               --------   --------   ---------

Net loss                                      $      43  $   3,705  $      384
                                               ========   ========   =========

Net income (loss) per share:
     Basic and diluted:
         Net loss from continuing operations  $   (0.90) $   (0.99) $    (0.17)
         Net income (loss) from discontinued
           operations                              0.05      (0.04)
         Gain on disposal                          0.84       0.08        0.07
                                               --------   --------   ---------
              Net loss per share              $   (0.01) $   (0.95) $    (0.10)
                                               ========   ========   =========


Weighted average number of shares outstanding:
     Basic and diluted                        4,059,618  3,911,019   3,709,689
                                              =========  =========   =========

See notes to consolidated financial statements

                      I-SECTOR CORPORATION AND SUBSIDIARIES
                               SEGMENT INFORMATION
               (In thousands, except share and per share amounts)


                                                    Quarter Ended               Year Ended
                                                     December 31,               December 31,
                                                  2001            2002        2001            2002
                                                                     (Unaudited)
(Unaudited) (Unaudited)
(Unaudited) Revenue:
   Valerent                                   $   1,592      $    1,009     $    5,668   $    4,992
   INX                                            3,535           9,011         10,775       30,738
   Stratasoft                                     2,298             998          7,257        6,569
   Corporate                                          1                             (6)
   Eliminations                                     (47)            (72)           (74)        (278)
                                               --------       ---------      ---------    ---------
     Total                                        7,379          10,946         23,620       42,021
Gross Profit
   Valerent                                         432             263          1,265        1,199
   INX                                              428           1,171          1,112        3,421
   Stratasoft                                     1,357             567          3,939        3,649
   Corporate                                          9                              7
   Eliminations                                     (13)                           (28)
                                               ---------      ---------      ---------    ---------
     Total                                        2,213           2,001          6,295        8,269
Selling, general and
    administrative expenses
   Valerent                                         624             513          3,077        2,236
   INX                                              983           1,099          3,103        3,545
   Stratasoft                                       907           1,322          3,021        3,922
   Corporate                                        192             436          1,400          922
   Eliminations                                     (13)                           (28)
                                               --------       ---------      ---------    ---------
     Total                                        2,693           3,370         10,573       10,625
Operating income (loss):
   Valerent                                        (192)           (250)        (1,812)      (1,037)
   INX                                             (555)             72         (1,991)        (124)
   Stratasoft                                       450            (755)           918         (273)
   Corporate                                       (183)           (436)        (1,393)        (922)
                                               --------       ---------      ---------    ---------
     Total                                         (480)         (1,369)        (4,278)      (2,356)
Interest and other
    income, net                                     (43)           (114)          (316)        (115)
                                               --------       ---------      ---------    ---------
Loss from continuing
   operations before (benefit)
   provision for income taxes                      (437)         (1,255)        (3,962)      (2,241)
Benefit provision for income tax                     14            (406)           (87)      (1,595)
                                                --------      ---------       --------    ---------
Net loss from continuing
   operations                                      (451)           (849)        (3,875)        (646)
Net loss from discontinued
   operations, net of tax                           (14)                          (167)
   Gain (loss) on disposal                          (11)            245            337          262
                                               ---------      ---------      ---------    ---------

Net Loss                                      $    (476)     $     (604)    $   (3,705)  $     (384)
                                               ========       =========      ==========   =========

Net (loss) income per share:
   Basic and diluted:
     Continuing operations                    $    (0.12)     $   (0.23)     $    (0.99)  $    (0.17)
     Discontinued operations,
     net of tax                                    (0.00)         (0.00)          (0.04)
     (Loss) gain on disposal,
     net of tax                                    (0.00)           0.06           0.08         0.07
                                              -----------       --------     ----------   ----------

       Net loss per share                   $      (0.12)     $   (0.17)     $    (0.95)  $    (0.10)
                                             ============      =========      ==========   ==========

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2003

                              I-SECTOR CORPORATION


                              By: /s/ JAMES H. LONG
                              --------------------------------
                              James H. Long
                              Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board